Exhibit 2.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	§ §	Case Nos.: 12-32349 and 12-32350
REDDY ICE HOLDINGS, INC. and	§
REDDY ICE CORPORATION,	§	Chapter 11
Debtors.	§ §	Jointly Administered

FINDINGS OF FACT, CONCLUSIONS OF
LAW, AND ORDER CONFIRMING DEBTORS’ FIRST
AMENDED JOINT PLAN OF REORGANIZATION OF
REDDY ICE HOLDINGS, INC. AND REDDY ICE CORPORATION

Upon consideration of the Conformed First Amended Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation [Dkt. No. 429], (as may be further amended, modified or supplemented from time to time, the “Plan”) filed by the debtors and debtors in possession in the above-captioned cases (the “Debtors”); and the Debtors having filed the Disclosure Statement Soliciting Acceptances for a Joint Plan of Reorganization [Dkt. No. 24] (including all exhibits thereto and as amended, modified or supplemented from time to time, the “Disclosure Statement”); and upon the declaration of David M. Sharp, as a representative of Kurtzman, Carson Consultants LLC (“KCC”), the Court-approved notice, claims and solicitation agent in these cases, having certified the ballots accepting and rejecting the Plan [Dkt. No. 386] (the “Voting Declaration”); and upon the Debtors’ (I) Memorandum of Law in Support of Entry of an Order (A) Approving the Disclosure Statement Pursuant to Sections 1125 and 1126(B) of the Bankruptcy Code and (B) Confirming the Joint Plan Of Reorganization and (II) Reply to Objections to Confirmation of the Joint Plan Of Reorganization Of Reddy Ice Holdings, Inc. and Reddy Ice Corporation [Dkt. No. 402]; and objections to the Plan having been filed with this Court or received from:  (i) the Texas Comptroller [Dkt. No. 138]; (ii) Texas Ad Valorem Taxing Jurisdictions [Dkt. No. 344]; (iii) the Ad Hoc Shareholder Group (as defined herein) [Dkt. No. 351]; (iv) Earl Wylie [Dkt. No. 357] and (v) the U.S. Trustee [Dkt. 377]; and no other objection to confirmation of the Plan having been filed or received; and a hearing to approve the Disclosure Statement and to confirm the Plan having been held on May 18, 2012 (the “Combined Hearing”); and this Court having reviewed all documents in connection with confirmation of the Plan and having heard all parties desiring to be heard at the Combined Hearing; and upon the record compiled in these cases; and after due deliberation and consideration of all of the foregoing; and sufficient cause appearing therefore; this Court hereby makes the findings of fact, conclusions of law and decrees set forth below.

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:

A.                                    Capitalized Terms.  Capitalized terms used herein, but not defined herein, shall have the respective meanings attributed to such terms in the Plan and the Disclosure Statement.

B.                                    Findings and Conclusions.  The findings and conclusions set forth herein and in the record of the Combined Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

C.                                    Jurisdiction, Venue, Core Proceeding.  This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 1334(a) and 157.  Venue of this proceeding and these Chapter 11 Cases in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of title 11 of the United States Code (11 U.S.C. §§ 101-1532, as amended, the “Bankruptcy Code”) and should be confirmed.

D.                                    Commencement.  On April 12, 2012, the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.  The Debtors have continued to operate their business and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  On April 23, 2012, the United States Trustee for the Northern District of Texas filed the amended notice of the appointment of the Official Unsecured Creditors’ Committee.  [Dkt. No. 132].  No trustee or examiner has been appointed.

E.                                     Judicial Notice.  This Court takes judicial notice of the docket of these Chapter 11 Cases maintained by the clerk of this Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before this Court during the pendency of these Chapter 11 Cases.

F.                                      Transmittal of Solicitation Package.  Prior to the Petition Date, the Debtors, through KCC, caused the Disclosure Statement and the Plan (attached as an exhibit to the Disclosure Statement) and the appropriate Ballot (together, a “Solicitation Package”) to be served and distributed as required by sections 1125 and 1126 of the Bankruptcy Code, Rules

3017 and 3018 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Bankruptcy Rules of the United States Bankruptcy Court for the Northern District of Texas (the “Local Rules”), all other applicable provisions of the Bankruptcy Code, the Order (a) Scheduling Combined Hearing on Adequacy of Disclosure Statement and Confirmation of Plan, (b) Establishing Procedures for Objecting to Disclosure Statement and Plan, (c) Approving Form and Manner of Notice of Combined Hearing, (d) Approving The Prepetition Solicitation Procedures and (e) Waiving Requirement for Meetings of Creditors or Equity Security Holders [Dkt. No. 131] (the “Solicitation Order”), and all other applicable rules, laws, and regulations applicable to such solicitation, including sections 3(a)(9) of the Securities Act of 1933 (as amended, and including the rules and regulations promulgated thereunder, the “Securities Act”).  See Affidavit of Service [Dkt. No. 92].  Such transmittal and service was adequate and sufficient under the circumstances and no other or further notice is or shall be required.

G.                                    The Plan and Disclosure Statement were transmitted to all creditors entitled to vote on the Plan.  The Disclosure Statement, Plan, and Ballots were transmitted and served in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, including Rule 3017(d), the Local Rules, the Solicitation Order and all other applicable rules, laws, and regulations.  Such transmittal and service was adequate and sufficient under the circumstances and no other or further notice is or shall be required.

H.                                   Mailing and Publication of Combined Notice.  On or before April 20, 2012, the Debtors caused the Summary of Plan And Notice of (I) Commencement of Chapter 11 Cases and (II) Combined Hearing on Disclosure Statement and Confirmation of Plan of Reorganization (the “Combined Notice”) to be mailed to all of the Debtors’ known creditors and interest holders.(1)

(1)  Supplemental mailings of the Combined Notice were made to a limited number of creditors [Dkt. Nos. 205, 288, 289, 308, 309, 311, 323].

See Affidavits of Service [Dkt. No. 175].

I.                                        Additionally, the Debtors published the Combined Notice in USA Today on April 30, 2012 and in the Dallas Morning News on April 26, 2012.  See Affidavits of Publication of Combined Hearing [Dkt. Nos. 286, 287].  Publication of the Combined Notice was in substantial compliance with the Solicitation Order and Bankruptcy Rule 2002(l).

J.                                        The Debtors have given proper, adequate and sufficient notice of the hearing to approve the Disclosure Statement as required by Bankruptcy Rule 3017(a).  The Debtors have given proper, adequate and sufficient notice of the Confirmation Hearing as required by Bankruptcy Rule 3017(d).  Due, adequate, and sufficient notice of the Disclosure Statement, the Plan, along with deadlines for filing objections to the Plan and the Disclosure Statement, has been given to all known holders of Claims and Interests substantially in accordance with procedures set forth in the Solicitation Order.  Notice was adequate and no other or further notice is or shall be required.

K.                                   Plan Supplement.  On May 13, 2012 [Dkt. No. 340], the Debtors filed certain exhibits to the Plan Supplement, including (a) the list of Retained Causes of Action; (b) the By-Laws of Reorganized Reddy Corp; (c) the Form of Amended First Lien Indenture; (d) the list of Rejected Contracts and Leases, (e) the identity of the Members of the Board and Officers of each Reorganized Company, and (f) the form of Advisory Agreement and (g) the form of Stockholders Agreement.  All materials included in the Plan Supplement thereto are integral to, part of and incorporated by reference into the Plan.  The Plan Supplement thereto complies with the terms of the Plan, and the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules and no other or further notice is necessary.

L.                                     Modification to the Plan.  Subsequent to solicitation, the Debtors made certain non-material modifications to the Plan.  All modifications to the Plan are consistent with all the provisions of the Bankruptcy Code, including, but not limited to, sections 1122, 1123, 1125 and 1127 of the Bankruptcy Code, including any modifications disclosed on the record at the Confirmation Hearing.  Except as provided for by law, contract or prior order of the Bankruptcy Court, none of the modifications made since the commencement of solicitation adversely affects the treatment of any Holder of a Claim or Interest under the Plan.  Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019(a), none of the modifications require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code.

M.                                 Objections.  All Objections and all reservations of rights that have not been withdrawn, waived or settled, pertaining to confirmation of the Plan are overruled on the merits.

N.                                    Adequacy of the Disclosure Statement.  Because solicitation of the Plan commenced prior to the Petition Date, the adequacy of the Disclosure Statement is governed by Bankruptcy Code sections 1125(b) and (g).  As established by the Janusek Declaration, the information contained in the Disclosure Statement contained extensive material information regarding the Debtors so that parties entitled to vote on the Plan could make informed decisions regarding the Plan.  Additionally, the Disclosure Statement contains adequate information as that term is defined in Bankruptcy Code section 1125(a) and complies with any additional requirements of the Bankruptcy Code and the Bankruptcy Rules.  Specifically, but without limitation, the Disclosure Statement complies with the requirements of Bankruptcy Rule 3016(c) by sufficiently describing in specific and conspicuous bold language the provisions of the Plan that provide for releases and injunction against conduct not otherwise enjoined under the

Bankruptcy Code and sufficiently identifies the persons and entities that are subject to the releases and injunctions.

O.                                    Solicitation.  Section 1126(b) of the Bankruptcy Code applies to the solicitation of acceptances and rejections of the Plan prior to the commencement of these Chapter 11 Cases.  The solicitation of acceptances and rejections of the Plan was exempt from the registration requirements of the Securities Act and applicable state and local securities laws, and no other non-bankruptcy law applies to the solicitation.  The Disclosure Statement contains adequate information within the meaning of, and for all purposes under, sections 1125 and 1126(b) of the Bankruptcy Code.  Votes for acceptances or rejections of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other rules, laws and regulations.  The continued postpetition solicitation of the voting classes was proper and in compliance with Bankruptcy Code section 1125(g).

P.                                      The solicitation of votes to accept or reject the Plan satisfies Bankruptcy Rule 3018.  The Plan and Disclosure Statement were transmitted to all creditors entitled to vote on the Plan and sufficient time was prescribed for such creditors to accept or reject the Plan.  In particular, the solicitation of Classes 2A, 3A, 2B, 3B, 6B and 8B commenced on April 11, 2012, in accordance with applicable nonbankruptcy law, and continued postpetition.  Accordingly, the solicitation of Classes 2A, 3A, 2B, 3B, 6B and 8B complied with the provisions of Bankruptcy Code section 1125(g) and applicable securities laws.  The solicitation materials and solicitation procedures comply with section 1126 of the Bankruptcy Code, thereby satisfying the requirements of Bankruptcy Rule 3018.

Q.                                    The Debtors’ procedures for transmitting the Disclosure Statement, the Plan, the

Ballots, and the voting instructions are adequate and comply with the requirements of Bankruptcy Rule 3017(d) and (e), all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation Order and all other applicable rules, laws, and regulations.

R.                                    The forms of the Ballots were adequate and appropriate and complied with Bankruptcy Rule 3017.  The forms of the Ballots were sufficiently consistent with Official Form No. 14 and adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for the Classes entitled to vote to accept or reject the Plan.

S.                                      The establishment of the Voting Deadline for Classes 2A, 3A, 2B, 3B, 6B and 8B as May 9, 2012 is reasonable under Bankruptcy Rule 3018(b) and does not prescribe an unreasonably short time for creditors to accept or reject the Plan.

T.                                     Due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, along with deadlines for voting on the Plan, has been given to all known holders of Claims entitled to vote on the Plan.  No other or further notice is or shall be required.

U.                                    Good-Faith Solicitation (11 U.S.C. § 1125(e)).  All persons who solicited votes on the Plan, including any such persons released pursuant to Article IX of the Plan, solicited such votes in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code, as well as the exculpation and limitation of liability provisions set forth in Article IX of the Plan.

V.                                    Tabulation of Votes.  On May 17, 2012, KCC filed the Voting Declaration, certifying the method and results of the ballot tabulation for each of the Classes entitled to vote under the Plan.  As set forth in the Voting Declaration, votes to accept and reject the Plan have been tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the

Bankruptcy Rules, the Solicitation Order, and industry practice.

W.                                 Classes Deemed to Have Accepted the Plan.  Classes 1A, 4A, 5A, 6A, 7A, 10A, 1B, 4B, 5B and 7B are not Impaired under the Plan.  Accordingly, each holder of a Claim and Interest in such Classes is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

X.                                    Classes Deemed to Have Rejected the Plan.  Classes 8A, 9A, 9B and 10B are Impaired.  Each holder of a Claim and Interest in such Classes will not receive or retain any property under the Plan on account of such Claim or Interest and accordingly, is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

Y.                                    Burden of Proof.  As more fully set forth herein, the Debtors, as proponents of the Plan, have met their burden of proving the elements of section 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for the Confirmation.

Z.                                     Bankruptcy Rule 3016.  The Plan (including all modifications thereof) is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement with the Clerk of the Bankruptcy Court simultaneously with the Plan satisfied Bankruptcy Rule 3016(b).

AA.                           Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  The Plan complies with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the applicable orders of this Court, thus satisfying the requirements of section 1129(a)(1) of the Bankruptcy Code.

a.                                      Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)).  Article III of the Plan adequately and properly identifies and classifies all Claims and

Interests.  The Claims and Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in such Class, and such classification is therefore consistent with section 1122 of the Bankruptcy Code.  Valid business and legal reasons exist for the creation of several Classes of Claims and Interests under the Plan, and such classification does not unfairly discriminate among holders of Claims or Interests.  Accordingly, the Plan satisfies section 1123(a)(1) of the Bankruptcy Code.

b.                                      Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  The Plan specifies in Article III that Classes 1A, 4A, 5A, 6A, 7A, 10A, 1B, 4B, 5B and 7B are not Impaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

c.                                       Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  The Plan specifies in Article III that Classes 2A, 3A, 8A, 9A, 2B, 3B, 6B, 8B, 9B and 10B are Impaired under the Plan, and specifies the treatment of the Impaired Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

d.                                      No Discrimination (11 U.S.C. § 1123(a)(4)).  The Plan provides the same treatment for Claims and Interests in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

e.                                       Implementation of the Plan (11 U.S.C. § 1123(a)(5)).  Article V of the

Plan provides adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

f.                                        Non-Voting Equity Securities/Allocation of Voting Power (11 U.S.C. § 1123(a)(6)).  Article V.R of the Plan provides that the Corporate Governance Documents of the Reorganized Company shall provide, to the extent not already included in such Corporate Governance Documents, that the Reorganized Company shall not issue any non-voting equity securities, thereby satisfying the requirements of section 1123(a)(6) of the Bankruptcy Code.  Forms of the Corporate Governance Documents were contained in the Plan and Plan Supplement.

g.                                       Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)).  Article V.L of the Plan regarding the selection of the directors and officers of the Reorganized Company is consistent with the interests of creditors and equity security holders and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

h.                                      Earnings from Personal Services (11 U.S.C. § 1123(a)(8)).  Section 1123(a)(8) of the Bankruptcy Code applies only to individual debtors and is not applicable in these Chapter 11 Cases.

i.                                          Impairment/Unimpairment of Classes of Claims and Equity Interests (11 U.S.C. § 1123(b)(1)).  As permitted by section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan designates Classes 2A, 3A, 8A, 9A, 2B, 3B, 6B, 8B, 9B and 10B as Impaired.

j.                                         Assumption and Rejection (11 U.S.C. § 1123(b)(2)).  Article VI of the

Plan governs the assumption and rejection of executory contracts and unexpired leases and meets the requirements of section 365(b) of the Bankruptcy Code.

k.                                      Preservation of Causes of Action (11 U.S.C. § 1123(b)(3)).  Article VI of the Plan provides for the preservation, to the extent they exist, of Causes of Action not expressly settled or released under the Plan, which Causes of Action shall vest in the Reorganized Company on the Effective Date.

l.                                          Modification of Rights of Creditors (11 U.S.C. § 1123(b)(5)).  Article III modifies the rights of certain secured creditors by providing all of the holders of Secured Claims in Classes 2A, 3A, 2B and 3B with the rights set forth in the Plan in exchange for their Secured Claims.

m.                                  Additional Plan Provisions (11 U.S.C. § 1123(b)(6)).  Each of the provisions of the Plan is appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, among other things, (i) an exemption pursuant to section 1145 of the Bankruptcy Code for (a) the issuance and distribution of the Reorganized Reddy Holdco Common Stock and Reorganized Reddy Holdco Preferred Stock in the rights offering, and (b) the issuance of the Discount Notes Promissory Notes; and (ii) an exemption pursuant to section 1146 of the Bankruptcy Code for any issuance, transfer, or exchange of any security under the Plan, including, but not limited to, any of the Exit Financing Documents (as defined below), or the making or delivery of any instrument of transfer under the Plan.

n.                                      Cure of Defaults (11 U.S.C. § 1123(d)).  As required by section 365(b)(1) of the Bankruptcy Code, any monetary defaults under any executory contract or unexpired lease to be assumed under the Plan will be satisfied by Cure.  If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Company to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.  Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

BB.                           Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Plan satisfies section 1129(a)(2) of the Bankruptcy Code because the Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code.

CC.                           Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Plan has been proposed in good faith and not by any means forbidden by law.  The Debtors have proposed the Plan with the legitimate and honest purpose of reorganizing and maintaining their business as a going concern and maximizing the distribution to their creditors.  The Plan provides for a fair allocation of the Debtors’ assets in an orderly manner, consistent with the mandates of the Bankruptcy Code and other applicable laws.  The Plan also provides the means through which the Debtors will emerge as viable entities.  The Plan, therefore, complies with section 1129(a)(3) of the Bankruptcy Code.

DD.                           Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).  The Plan

satisfies section 1129(a)(4) of the Bankruptcy Code as any payments made or promised by the Debtors, or a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, these Chapter 11 Cases, or in connection with the Plan and incident to the cases, have been approved by, or are subject to approval of this Court as reasonable.

EE.                             Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).  The Plan satisfies section 1129(a)(5) of the Bankruptcy Code as the identity and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Company after confirmation of the Plan have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Interests in the Debtors and with public policy.

FF.                               No Rate Changes (11 U.S.C. § 1129(a)(6)).  The provisions of section 1129(a)(6) of the Bankruptcy Code are inapplicable to these Chapter 11 Cases because, after the Effective Date, there are no rate changes provided for in the Plan for which a governmental regulatory commission will have jurisdiction over the Debtors.

GG.                           Best Interest of Creditors (11 U.S.C. § 1129(a)(7)).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The liquidation analysis provided in the Disclosure Statement (i) is persuasive and credible and (ii) has not been controverted by other evidence.  Each holder of an Impaired Claim or an Interest has accepted the Plan or, as established by the liquidation analysis, will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor entities were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

HH.                         Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).  Section 1129(a)(8) of the Bankruptcy Code requires that each Class of Claims or Interests under the Plan has either accepted the Plan or is not Impaired under the Plan.  Unimpaired Classes 1A, 4A, 5A, 6A, 7A, 10A, 1B, 4B, 5B and 7B are conclusively presumed to have accepted the Plan without the solicitation of acceptances or rejections pursuant to section 1126(f) of the Bankruptcy Code.  Impaired Classes 2A, 3A, 2B, 3B, 6B and 8B have accepted the Plan.  Therefore, Classes 1A, 2A, 3A, 4A, 5A, 6A, 7A, 10A, 1B, 2B. 3B, 4B, 5B, 6B, 7B and 8B have accepted the Plan.  Classes 8A, 9A, 9B and 10B are Impaired and deemed to have rejected the Plan.

II.                                   Treatment of Administrative Expense Claims, Priority Tax Claims, and Priority Unsecured Claims (11 U.S.C. § 1129(a)(9)).  Except to the extent that the holder of a Claim of the type specified in sections 507(a)(1)-507(a)(8) of the Bankruptcy Code has agreed to a different treatment of such Claim, the Plan treatment of such Claims, if any, complies with the provisions of section 1129(a)(9) of the Bankruptcy Code.

JJ.                                   Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)).  Section 1129(a)(10) of the Bankruptcy Code is satisfied because Impaired Classes 2A, 3A, 2B, 3B, 6B and 8B have accepted the Plan, therefore at least one Impaired Class of Claims has accepted the Plan, as determined without including any acceptances of the Plan by any insider.

KK.                         Feasibility (11 U.S.C. § 1129(a)(11)).  The evidence proffered, adduced and/or presented at the Combined Hearing with respect to the showing required by section 1129(a)(11) of the Bankruptcy Code:  (a) is persuasive and credible; (b) has not been controverted by other evidence; and (c) establishes that the Plan is feasible and that there is a reasonable prospect of the Debtors being able to meet their financial obligations under the Plan and in the ordinary course of their business, and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.  Accordingly, the Plan is feasible and complies with section 1129(a)(11) of the Bankruptcy Code.

LL.                             Payment of Fees (11 U.S.C. § 1129(a)(12)).  Section 1129(a)(12) of the Bankruptcy Code is satisfied as all fees payable under section 1930 of title 28 of the United States Code have either been paid or will be paid under the Plan until entry of a final decree with respect to the Chapter 11 Cases.

MM.                     Continuation of Retiree Benefits (11 U.S.C § 1129(a)(13)).  The Plan provides for the continuation of payments of all retiree benefits, as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels, thereby satisfying the requirements of section 1129(a)(13) of the Bankruptcy Code.

NN.                           No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)).  The Debtors are not individuals.  Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.

OO.                           Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)).  The Debtors are not individuals and, accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.

PP.                               No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)).  The Debtors are each a moneyed, business, or commercial corporation and, accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.

QQ.                           Fair and Equitable; No Unfair Discrimination (11 U.S.C. § 1129(b)).  Holders of Interests in Classes 8A, 9A, 9B and 10B (the “Rejecting Classes”) are deemed to have not accepted the Plan.  Based upon the evidence proffered, adduced, and presented by the Debtors in the Janusek Declaration and at the Combined Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code.  Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by these Classes.  After entry of the Confirmation Order and upon consummation of the Plan, the Plan shall be binding upon the members of the Rejecting Classes.

RR.                           The Plan does not unfairly discriminate because members within each Class are treated similarly.  Accordingly, the Plan does not discriminate unfairly in respect to the Rejecting Classes or any other Class of Claims or Interests.

SS.                               The Plan is fair and equitable with respect to the Rejecting Classes, because, in accordance with Bankruptcy Code sections 1129(b)(2)(B) and (C), no holders of Claims or Interests junior to the holders of Claims or Interests in Class 8A Reddy Corp. General Unsecured Claims, Class 9A Reddy Corp. Subordinated 510(b) Claims, Class 9B Reddy Holdings Subordinated 510(b) Claims and Class 10B Interests in Reddy Holdings will receive or retain any property under the Plan on account of such Claims or Interests.  Moreover, pursuant to the Plan, no holders of Claims against or Interests in the Debtors, senior to the Rejecting Classes are receiving more than full payment on account of such Claims against or Interests in the Debtors.  Additionally, with respect to Intercompany Interests in Reddy Corp., Class 10A Intercompany Interests in Reddy Corp. is Unimpaired and deemed to accept the Plan.  Class 10A Intercompany Interests in Reddy Corp. consists solely of all of the Interests in Reddy Corp. and there are no Interests in Reddy Corp. classified in any other Class under the Plan.  The preservation of the Intercompany Interests is a means to preserve the Reorganized Company’s corporate structure that does not have any economic substance and that does not enable any claimholder or interest holder junior to the Rejecting Classes to retain or recover any value under the Plan.  As a result, the Unimpaired status of Class 10A is consistent with the requirements that no holders of Claims or Interests junior to the holders of Claims or Interests in the Rejecting Classes will receive or retain any property under the Plan on account of such Claims or Interests.

TT.                             Accordingly, the Plan is fair and equitable and does not discriminate unfairly, as required by section 1129(b) of the Bankruptcy Code, and may be confirmed under Bankruptcy Code section 1129(b) notwithstanding the Rejecting Classes’ deemed rejection of the Plan.

UU.                           Only One Plan (11 U.S.C. § 1129(c)).  There is only one plan being confirmed in these Chapter 11 Cases.  Thus, the Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code.

VV.                           Principal Purpose of the Plan (11 U.S.C. § 1129(d)).  The primary purpose of the Plan is not the avoidance of taxes or the requirements of Section 5 of the Securities Act.  Thus, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

WW.                     Retention of Jurisdiction.  This Court finds that it may properly retain jurisdiction over the matters set forth in Article XII and section 1142 of the Bankruptcy Code.

XX.                           Conditions Precedent.  All conditions precedent to confirmation set forth in Article X of the Plan have been satisfied, will be satisfied by entry of this Confirmation Order, or have been duly waived.

YY.                           The Exit Credit Facility.  The Exit Credit Facility is an essential element of the Plan, was proposed in good faith, is critical to the success and feasibility of the Plan and is necessary and appropriate for the consummation of the Plan, and entry into the Exit Credit Facility is in the best interests of the Debtors, their estates and creditors, and the Reorganized Company.  The Exit Lenders and their respective agents and affiliates participated in good faith, arms’-length negotiations with respect to the Exit Credit Facility and all other contracts, instruments, agreements and documents to be executed and delivered in connection therewith (including, but not limited to, the Exit Credit Facility Agreement, any guarantee agreements, any pledge and security agreements, any mortgages, any exhibits and schedules to any agreements, UCC financing statements, deposit account control agreements or other perfection documents, any subordination agreements, intercreditor agreements, collectively, the “Exit Financing Documents”), and any credit extended, letters of credit issued for the account of, or loans made to, the Reorganized Company by the Exit Lenders pursuant to the Exit Credit Facility shall be deemed to have been extended, issued and made in good faith and for legitimate business purposes.  The Exit Lenders and their respective agents, affiliates, officers, directors, employees, advisors, and counsel are therefore entitled to the protections and indemnifications provided for in the Plan and the Exit Financing Documents.  The Debtors exercised reasonable business judgment in determining to enter into the Exit Credit Facility and the Exit Financing Documents and have provided sufficient and adequate notice thereof, and in addition, the Reorganized Company is hereby authorized, without further approval of this Court or notice to any other party, to execute and deliver the Exit Financing Documents and fully perform their obligations thereunder.  The Exit Credit Facility Documents (when and to the extent entered into) will be, and are hereby deemed to be, valid, binding and enforceable against the Reorganized Company in accordance with their terms.  The mortgages, pledges, Liens and other security interests, and all other consideration granted pursuant to or in connection with the Exit Credit Facility are or will be (as the case may be) and are hereby deemed to be granted in good faith, for good and valuable consideration and for legitimate business purposes as an inducement to the lenders to extend credit thereunder and do not, and hereby are deemed not to, constitute fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance or recharacterization.  No third party consents, authorizations or approvals are required with respect to the Exit Financing Documents and such Exit Financing Documents do not contravene the Corporate Governance Documents of the Reorganized Company or constitute a violation of, a default under, or otherwise contravene any other instrument, contract or agreement to which the Reorganized Company is a party.  Neither the execution and delivery by the Reorganized Company of any of the Exit Credit Facility Documents nor the performance by the Reorganized Company of its obligations thereunder constitutes a violation of or a default under any contract or agreement to which it is a party, including those contracts or agreements reinstated under the Plan.

ZZ.                             Executory Contracts.  The Debtors have exercised reasonable business judgment in determining whether to assume or reject their executory contracts and unexpired leases pursuant to Article VI of the Plan.  Each assumption of an executory contract or unexpired lease pursuant to Article VI of the plan shall be legal, valid and binding upon the applicable Debtor or Reorganized Company and their assignees or successors and all non-Debtor parties (and their assignees or successors) to such executory contract or unexpired lease, all to the same extent as if such assumption had been effectuated pursuant to an order of the Court entered before the date of the entry of this Confirmation Order (the “Confirmation Date”) under section 365 of the Bankruptcy Code.

AAA.                  Adequate Assurance.  The Debtors have cured, or provided adequate assurance that the Reorganized Company or their successors or assignees will cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Plan.

BBB.                  Release, Exculpation and Injunction.  This Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunction, exculpation and releases set forth in Article IX of the Plan.  Section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases and exculpation set forth in Article IX of the Plan.  Such provisions are an integral part of and critically important to the success of the Plan, and are fair and reasonable and are in the best interests of the Debtors, their Estates and parties in interest.  Further, the exculpation provision in the Plan does not relieve any party of liability for an act or omission to the extent such act or omission is determined by a final order to have constituted willful misconduct or gross negligence.  Based upon the record of these Chapter 11 Cases and the evidence proffered, adduced and/or presented at the Combined Hearing, this Court finds that the injunction, exculpation and releases set forth in Article IX of the Plan are consistent with the Bankruptcy Code and applicable law.  All holders of Claims and Interests received adequate notice of such provisions and had sufficient opportunity to object to such provisions.

CCC.                  Implementation.  All documents necessary to implement the Plan have been negotiated in good faith and at arms’ length.

DDD.                  Transfers by Debtors.  The vesting in the Reorganized Company on the Effective Date of the property of the Debtors’ Estates, together with any property of the Debtors that is not property of their Estates and that is not specifically disposed of pursuant to the Plan (a) is a legal, valid, and effective transfer of property, (b) vests the Reorganized Company with good title to such property free and clear of all Liens, Claims, and Interests, except as specifically provided in the Plan, this Confirmation Order or as contemplated by the Exit Credit Facility and the Exit Financing Documents, (c) does not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy laws, and (d) does not and shall not subject the Reorganized

Company to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law.

EEE.                     Satisfaction of Confirmation Requirements.  Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

DECREES

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.                                      Adequacy of the Disclosure Statement.  The Disclosure Statement is approved as containing adequate information within the meaning of Bankruptcy Code section 1125.

2.                                      Confirmation.  The Plan and all transactions contemplated by the Plan are hereby approved and CONFIRMED in each and every respect pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.  All other documents and agreements introduced into evidence at the Combined Hearing (including all exhibits and attachments to the Plan), are authorized and approved.  The documents contained in the Plan Supplement, as amended, are authorized and approved; and any amendments, modifications and supplements thereto permitted by the Plan and this Confirmation Order and all documents and agreements introduced into evidence by the Debtor at the Combined Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Reorganized Company, are authorized and approved when they are finalized, executed and delivered.  Without further order or authorization of this Court, the Debtors, the Reorganized Company, and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with the Plan to the extent modified in accordance with Article XI of the Plan.  The modification of the documents contained in the Plan Supplement does not constitute a material modification of the Plan.

3.                                      Record.  The record of the Combined Hearing is closed.  The findings of fact and conclusions of law of this Court set forth in this Order and at the Combined Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 and the findings of fact and conclusions of this Court at the Combined Hearing are incorporated herein by reference.

4.                                      Confirmation Objections.  All parties have had a full and fair opportunity to litigate all issues raised, or that might have been raised, by any objections, including, without limitation, any objections that could have been raised to any documents contained in the Plan Supplement or related thereto, and any and all comments thereto have been considered by the Bankruptcy Court.  To the extent that any objections to confirmation of the Plan have not been withdrawn prior to entry of this Confirmation Order, are not cured by the relief granted herein or resolved as stated by the Debtors on the record of the Combined Hearing, all such objections, including, but not limited to any objections set forth in the United States Trustee’s Comment in Connection With Disclosure Statement and Plan [Dkt. No. 377], shall be, and hereby are, overruled.

5.                                      Immediate Effectiveness.  The Debtors are hereby authorized to consummate the Plan and any transaction contemplated thereunder at any time following entry of this Confirmation Order.  Notwithstanding the stay contemplated by Bankruptcy Rule 3020(e) and except as otherwise provided in section 1141(d) of the Bankruptcy Code, immediately after entry of this Confirmation Order, the provisions of the Plan (as of the Effective Date) and this Confirmation Order shall be deemed binding.  Accordingly, as permitted by Bankruptcy Rule 3020(e), the fourteen (14) day period provided by such Rule is hereby waived in its entirety.

Upon the Effective Date, the Plan shall be deemed to be substantially consummated under section 1101 of the Bankruptcy Code.

6.                                      Approval of Initial Directors and Officers.

a.                                      Under section 1129(a)(5)(A)(ii) of the Bankruptcy Code, this Court approves, consistent with the interests of holders of Claims and Interests and with public policy, the selection, election, and/or continuance, as the case may be, of the individuals designated as directors or officers of the Reorganized Company; provided, however, that nothing set forth herein shall prevent any of the foregoing individuals from resigning or otherwise being replaced as director or officer without further order of this Court.

b.                                      On the Effective Date, (i) each member of the existing boards of directors of the Debtors shall be deemed to have resigned and (ii) the operation of the Reorganized Company shall become the general responsibility of the respective boards of directors of the Reorganized Company, subject to, and in accordance with, the Corporate Governance Documents of the Reorganized Company, which are hereby approved.

7.                                      Plan Classification Controlling.  The classifications of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan.

8.                                      Administrative Claims.  An Administrative Claims Bar Date for filing Administrative Claims, arising on or after April 12, 2012, shall be the first Business Day that is thirty (30) days after the Effective Date.  The Administrative Claims Bar Date shall be applicable to the holders of asserted Administrative Claims, other than Priority Tax Claims, Reddy Corp.

Priority Claims, Reddy Holdings Priority Claims and Claims for Accrued Professional Compensation.  Unless a holder of an asserted Administrative Claim, except for Priority Tax Claims, Reddy Corp. Priority Claims, Reddy Holdings Priority Claims and Claims for Accrued Professional Compensation, not paid prior to the Effective Date submits a request for payment on or before the Administrative Claims Bar Date, such holder shall be forever barred from doing so.  Nothing herein extends any bar dates previously established in these Chapter 11 Cases, all of which remain in effect.  The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth the Administrative Claims Bar Date and shall constitute adequate notice of such date.  The Reorganized Company shall have until the first Business Day following the later of (i) 120 days following the Effective Date and (ii) such other date as may be established by an order of this Court to object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.  For the avoidance of doubt, local property taxes due to Texas taxing entities for the 2012 tax year and subsequent tax years shall be paid in full in the ordinary course of business and prior to delinquency.  The Texas taxing entities shall not be required to file administrative claims or requests for payment for post-petition property taxes.

9.                                      Priority Tax Claims.  Notwithstanding anything in the Plan to the contrary, the legal and equitable rights of the holders of Priority Tax Claims are Unimpaired.

10.                               Claim for Accrued Professional Compensation.  In accordance with Article II of the Plan, Professionals or other Persons asserting a Claim for Accrued Professional Compensation for services rendered before the Effective Date must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order or other order of the Bankruptcy Court an application for final allowance of such Claim for Accrued Professional Compensation no later than 30 days after the Effective Date.  Objections to any Claim for Accrued Professional Compensation must be filed and served on the Reorganized Company and the Office of the U.S. Trustee and the requesting party no later than 50 days after the Effective Date.  The Reorganized Company may pay charges that it incurs on and after the Effective Date for Professionals’ fees, disbursements, expenses or related support services in the ordinary course of business and without application to this Court.

11.                               Compromise and Settlement of Claims and Controversies.  Pursuant to sections 105, 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan or any distribution to be made on account of an Allowed Claim, the provisions of the Plan constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.  The Court hereby approves the compromise or settlement of all such Claims, Interests, and controversies pursuant to the Plan and such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to sections 105, 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and their Estates and Causes of Action held by them against other Entities.

12.                               Exit Credit Facility.  The Exit Credit Facility is approved, and the Reorganized Company is authorized to (a) enter into the Exit Credit Facility and grant collateral security required thereunder and (b) execute and make such security agreements, mortgages, control agreements, intercreditor agreements, certificates and other documents and deliveries as the Exit Lenders reasonably request.  The Exit Financing Documents, including those granting collateral security required thereunder, are approved, shall constitute legal, valid, binding and authorized obligations of the Reorganized Company, enforceable in accordance with their terms, and all creditors (existing and hereafter) are and shall be bound thereby.  The Reorganized Company is authorized to pay in full all professional fees and expenses incurred in connection with the Exit Credit Facility.

13.                               Exit Financing Documents.  Pursuant to section 1142(b) of the Bankruptcy Code, and without further action by this Court or by the directors, members and managers of the Reorganized Company, the President, any Vice-President, the CEO, CFO or general counsel of the Reorganized Company is authorized to: (a) enter into, execute and deliver all Exit Financing Documents necessary or appropriate to enter into and perform all obligations under the Exit Credit Facility, and (b) to take all other actions and execute, deliver, record and file all such other agreements, documents, instruments, financing statements, security agreements, mortgages, releases, applications, reports, certificates and any changes, additions and/or modifications thereto in connection with the consummation of the transactions contemplated by the Exit Financing Documents, including, without limitation, the making of such filings or the recordings of such liens and security interests, as may be required by the Exit Financing Documents and/or as the applicable Exit Lenders may determine or require in its or their reasonable discretion.  On the Effective Date, all Exit Financing Documents (other than those documents contemplated to be entered into after the Effective Date) shall become effective, binding, and enforceable upon the parties thereto in accordance with their respective terms and conditions and shall be deemed to become effective simultaneously.  Each and every federal, state, and local governmental agency or department is hereby directed to accept for filing and recording any and all documents, mortgages, security agreements, financing statements and instruments necessary or appropriate to consummate the transactions contemplated by the Exit Financing Documents.

14.                               Exit Financing Liens.  Except as otherwise specified in the Exit Financing Documents, the Exit Credit Facility will be secured by a first priority lien on substantially all property of the Reorganized Company (as more fully described in the Exit Financing Documents, the “Collateral”), subject to the Texas Ad Valorem Property Tax Liens (as defined in paragraph 59).  The security interests and liens granted pursuant to, or in connection with, the Exit Credit Facility and the Exit Financing Documents shall constitute, as of the Effective Date, legal, valid, binding and duly perfected liens on and security interests in the Collateral.  On the Effective Date, all of the liens and security interests to be created under, or in connection with, the Exit Financing Documents shall be deemed created, shall be legal, valid, binding and perfected, and shall afford to the Exit Lenders thereunder all remedies customarily granted to a holder of such liens and security interests, including, without limitation, a private power of sale and right to nonjudicial foreclosure, without any requirement of filing or recording of financing statements, or other evidence of such liens and security interest and without any approvals or consents from governmental entities or any other persons and regardless of whether or not there are any errors, deficiencies or omissions in any property descriptions attached to any filing and no further act shall be required for perfection of liens and security interests.  Notwithstanding the foregoing, the parties granting such liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of state or federal law that would be applicable in the absence of this Confirmation Order, and will thereafter make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

15.                               Issuance of Capital Stock.  The Reorganized Company is authorized to issue the (i) Reorganized Reddy Holdco Common Stock, (ii) Reorganized Reddy Holdco Preferred Stock and (iii) the Reorganized Reddy Holdco Class A Common Stock in accordance with Article V of the Plan.  The Reorganized Reddy Holdco Common Stock, Reorganized Reddy Holdco Preferred Stock and Reorganized Reddy Holdco Class A Common Stock to be issued are hereby deemed issued as of the Effective Date regardless of the date on which they are actually distributed.

16.                               Election Notice.  The form of Reddy Holdings Equity Election notice, attached hereto as Exhibit A, shall constitute proper, adequate and sufficient notice of the opportunity of each eligible holder of a Class 10B Interests in Reddy Holdings to elect to receive, in lieu of the Cash payment described in Article III.D of the Plan, such allowed Interest holder’s Pro Rata share of 336,638.5 shares of New Reorganized Reddy Holdco Common Stock.

17.                               Amended First Lien Notes Indenture.  The Amended First Lien Notes Indenture is approved, and the Reorganized Company is authorized to (a) enter into the Amended First Lien Notes Indenture and grant collateral security required thereunder and (b) execute and make such supplemental indentures, security agreements, mortgages, control agreements, intercreditor agreements, certificates and other documents and deliveries as may be necessary.  The Amended First Lien Notes Indenture shall constitute a legal, valid, binding and authorized obligation of the Reorganized Company, enforceable in accordance with their terms, and all creditors (existing and hereafter) are and shall be bound thereby.  Pursuant to section 1142(b) of the Bankruptcy Code, and without further action by this Court or by the directors, members and managers of the

Reorganized Company, the President, any Vice-President, the CEO, CFO or general counsel of the Reorganized Company shall be authorized to: (a) enter into, execute and deliver all documents necessary or appropriate to enter into and perform all obligations under the Amended First Lien Notes Indenture, and (b) take all other actions and execute, deliver, record and file all such other agreements, documents, instruments, financing statements, security agreements, mortgages, releases, applications, reports, certificates and any changes, additions and/or modifications thereto in connection with the consummation of the transactions contemplated by the Amended First Lien Notes Indenture.  The security interests and liens granted pursuant to, or in connection with, the Amended First Lien Notes Indenture prior to the Petition Date shall constitute, as of the Effective Date, legal, valid, binding and duly perfected liens and security interests without further action by the First Lien Notes Indenture Trustee or any other Person.

18.                               On the Effective Date, the acceptance of the Plan by Class 2A shall operate as and be deemed to constitute a proper, complete and effective direction and consent of the requisite holders of the First Lien Notes, notwithstanding anything set forth to the contrary in the First Lien Notes Indenture, to the First Lien Notes Indenture Trustee to execute and deliver the Amended First Lien Notes Indenture, together with any related documents or agreements, including, without limitation, any supplemental indentures or amendments and/or any collateral, security or intercreditor agreements, supplements, joinders or amendments (collectively, the “Related Documents”).  The First Lien Notes Indenture Trustee shall execute and deliver the Amended First Lien Notes Indenture and any Related Documents without the benefit of receiving any other direction or consent from the holders of the First Lien Notes.

19.                               Cancellation of Agreements, Notes and Old Equity Interests.  On the Effective Date, except as otherwise specifically provided for in the Plan: (1) the obligations of the Debtors under the Prepetition Revolving Loan Credit Agreement, the Second Lien Notes Indenture, the Discount Notes Indenture and any other certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (other than the First Lien Notes Indenture, which shall be restated in the form of the Amended First Lien Notes Indenture, and other certificates, notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to the Plan, including the First Lien Notes), shall be cancelled as to the Debtors, and the Reorganized Company shall not have any continuing obligations thereunder and (2) the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except (A) such agreements, certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to the Plan, including the First Lien Notes and the First Lien Notes Indenture, and (B) provided that no objections to the confirmation of the Plan are received or filed by such Indenture Trustee, any indemnification obligations with respect to the Indenture Trustees under the Indentures, which shall survive as contingent unsecured obligations having Administrative Claim status notwithstanding the cancellation of the Indentures except with respect to the First Lien Notes Indenture Trustee, in which case indemnification obligations will be governed by the Amended First Lien Notes Indenture) shall be released and discharged; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, that any such indenture (including, but not limited to, the Indentures) or agreement that governs the rights of the holder of a Claim shall continue in effect solely (a) for purposes of allowing holders of the Prepetition Revolving Loan Claims, Discount Notes Claims, First Lien Notes Claims and Second Lien Notes Claims (as applicable) to receive distributions under the Plan as provided therein (and each Indenture Trustee shall specifically maintain any charging lien and priority of payment that it may have against the distributions under the Plan to be made to the holders of applicable Claims for any fees, expenses, disbursements and advances under the Indentures or any other agreements until all such fees, expenses, disbursements and advances are paid pursuant to the Plan or otherwise), (b) for purposes of allowing the Prepetition Revolving Loan Agent and the Indenture Trustees, if applicable, to make distributions under the Plan as provided therein, (c) for purposes of allowing the Prepetition Revolving Loan Agent and Indenture Trustees to seek compensation and/or reimbursement of reasonable fees and expenses in accordance with the terms of the Plan; and (d) with respect to the rights, claims, liens and interests of the applicable Indenture Trustee that are not assertable against the Debtors; provided, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any expense or liability to the Reorganized Company, except to the extent set forth in or provided for under the Plan; provided further, however that notwithstanding the foregoing, all mortgages, deeds of trust, Liens, pledges or other security interests (excluding liens securing the First Lien Notes and other amounts due under the First Lien Notes Indenture and the Amended First Lien Notes Indenture, and the DIP Facility) shall be and are hereby deemed to be fully released and discharged in accordance with Article IX.J of the Plan, except to the extent (i) such mortgages, deeds of trust, Liens, pledges or other security interests are Reinstated and (ii) the Indenture Trustees may recover any amounts due to the Indenture

Trustees from distributions to holders of the First Lien Notes Claims, Second Lien Notes Claims and Discount Notes Claims, as applicable, under the Plan; provided further, however that notwithstanding the foregoing the Indenture Trustees shall not be granted and shall not have any charging lien and/or priority of payment against the Debtors, the Reorganized Company, and/or their property, assets, or Estates except (i) as set forth in the Amended First Lien Notes Indenture and (ii) for distributions under the Plan.  On and after the Effective Date, all duties and responsibilities of the Prepetition Revolving Loan Agent under the Prepetition Revolving Loan Credit Agreement and the Indenture Trustees (other than the First Lien Notes Indenture Trustee) under the Indentures, as applicable, shall be discharged except to the extent required in order to effectuate the Plan.

20.                               Waivers.  As of the Effective Date, each holder of a First Lien Note shall be deemed to have waived (a) any acceleration of the principal, interest or any other amounts due with respect to the First Lien Notes as a result of these Chapter 11 Cases (the “Acceleration”), (b) the right to interest on the interest that was due between March 15, 2012 and the Petition Date (the “Interest on Interest”) and (c) the right to interest at an additional 1% over the interest rate of the First Lien Notes on the principal of the First Lien Notes and on the Interest on Interest for the period of certain Events of Default (as defined in the First Lien Notes Indenture) relating to these Chapter 11 Cases.  For the avoidance of doubt, absent certain Events of Default (as defined in the Amended First Lien Notes Indenture and as set forth in the First Lien Notes) after the Effective Date, the only interest due on the next interest payment date for the First Lien Notes, September 15, 2012, will be interest at the rate of 11.25% on the principal amount of the First Lien Notes.  Moreover, as of the Effective Date, all Defaults and Events of Default (each as defined in the First Lien Notes Indenture) and the Acceleration will be deemed waived.

21.                               Exemption From Registration.  Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance and distribution of any securities contemplated by the Plan and all agreements incorporated herein, including the Reorganized Reddy Holdco Common Stock and Reorganized Reddy Holdco Preferred Stock in the rights offering, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution or sale of securities and the Confirmation Order shall so provide.  In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated therein, including the Reorganized Reddy Holdco Common Stock and Reorganized Reddy Holdco Preferred Stock, will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter; (2) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (3) the restrictions, if any, on the transferability of such securities and instruments, including, without limitation, those set forth herein; and (4) applicable regulatory approval.

22.                               Discount Notes Claim Distributions.  In accordance with Article V.D of the Plan, the Reorganized Company is authorized to make the (i) Discount Notes Initial Payment, (ii) Discount Notes Subsequent Payment and (iii) Arctic Acquisition Discount Notes Payment, as well as issue the Discount Notes Promissory Notes as further described in Article VII.F.1 of the Plan.

23.                               Reddy Corp. General Unsecured Claim Settlement Payment.  The Reorganized Company is authorized to make the Reddy Corp. General Unsecured Claim Settlement Payment in accordance with Article V.E of the Plan; provided, however, that holders of Allowed MDL

Litigation Claims and Allowed Second Lien Notes Deficiency claims shall not receive any share of the Reddy Corp. General Unsecured Claims Settlement Payment.

24.                               Reddy Holdings General Unsecured Claim Settlement Payments.  The Reorganized Company is authorized to make the Reddy Holdings General Unsecured Settlement Payments in accordance with Article V.F of the Plan; provided, however, that holders of Allowed MDL Litigation Claims and Allowed Second Lien Notes Guarantee Deficiency Claims shall not receive any share of the Reddy Holdings General Unsecured Claims Settlement Payment.

25.                               Reddy Corp. Insured Claims.  In accordance with Article V.I of the Plan, each holder of an Allowed Reddy Corp. Insured Claim shall recover first from insurance proceeds available under applicable Insurance Policies (including, if applicable, any deductible amounts); and then to the extent any Reddy Corp. Insured Claim is not paid in full by proceeds under any applicable Insurance Policy, the holder of such Reddy Corp. Insured Claim shall receive, solely to the extent of such deficiency, its Pro Rata share of the Reddy Corp. General Unsecured Claim Settlement Payment.  For the avoidance of doubt, nothing alters, amends, modifies, waives or impairs (i) the terms and conditions of the Insurance Policies and all related agreements or (ii) the rights of any Insurer with respect to the Insurance Letters of Credit or the proceeds thereof.

26.                               Establishment of Reserves.  The provisions of the Plan authorizing the Debtors to establish reserves shall be, and hereby are, approved in their entirety.  The Debtors shall establish all reserves required under the Plan.

27.                               MDL Settlement Agreements.  The Reorganized Company is authorized to make the payments and shall perform all other obligations required under the MDL Settlement

Agreements in accordance with Article V.G of the Plan and nothing in the Plan or herein shall affect the Debtors’ or Reorganized Company’s, as the case may be, obligations thereunder.

28.                               Chamberlain Litigation Settlement.  The Reorganized Company is authorized to make the payments under the Chamberlain Litigation Settlement Agreement in accordance with Article V.H of the Plan.  Notwithstanding anything to the contrary in the Plan, the payments to the holders of the Chamberlain Litigation Claims shall be made solely as set forth in the Chamberlain Litigation Settlement Agreement and such holders shall have no rights under Classes 8A or 8B.  If any holders of the Chamberlain Litigation Claims opt-out of the Chamberlain Litigation Settlement Agreement, such holders will be afforded the treatment set forth in the Plan for holders of Subordinated 510(b) Claims.

29.                               Settlement with Macquarie Capital.  Macquarie Capital (USA), Inc., (“Macquarie Capital”) submitted an informal objection to the Plan (the “Macquarie Capital Objection”) in connection with alleged claims (the “Macquarie Capital Claims”) related to that certain prepetition letter agreement, dated November 19, 2010 (as amended, the “Macquarie Capital Engagement Agreement”) among Macquarie Capital and the Debtors, which agreement was rejected pursuant to an order of this Court entered on May 4, 2012.  Macquarie Capital asserts that it has a liquidated Unsecured Claim in the amount of $2,500,000 against each of Reddy Corp. and Reddy Holdings and a contingent General Unsecured Claim, inclusive of the liquidated amount, of approximately $5,750,000 against each of Reddy Corp. and Reddy Holdings subject to the occurrence of the Arctic Acquisition.  The Debtors contend that the Macquarie Capital Claims and the Macquarie Capital Objection are without merit.  Nevertheless, the Debtors and Macquarie Capital have entered into a settlement (the “Macquarie Capital Settlement”) resolving the Macquarie Capital Objection and providing for the resolution of the

Macquarie Capital Claims.  The Macquarie Capital Settlement provides that, in full and final satisfaction of the Macquarie Capital Claims and any other Claims of Macquarie Capital (and related parties and persons): (i) on the Effective Date, (a) the Reorganized Debtors shall pay Macquarie Capital $300,000 plus reimbursement of its attorneys’ fees and expenses in an amount not to exceed $100,000 (subject to submission of reasonably detailed invoices) (the “Reimbursable Attorneys’ Fees”) and (b) the parties agree to mutually release one another from any Claims or Causes of Action including, without limitation, Avoidance Actions, all as set forth in the release and related provisions in the Plan; and (ii) upon consummation of an Arctic Acquisition,(1) if any, Macquarie Capital shall receive an additional $700,000.  In addition, Macquarie Capital may, in its sole discretion, participate in the Arctic Acquisition senior secured debt financing (the “Arctic Acquisition Financing”) by underwriting an amount up to 20% of the aggregate principal amount of the Arctic Acquisition Financing on the exact terms and conditions of such Arctic Acquisition Financing applicable to bookrunners, arrangers, agents, underwriters or otherwise in connection with the Arctic Acquisition Financing (including fees or other economics payable in connection therewith in proportion to the percentage of the Arctic Acquisition Financing underwritten by Macquarie Capital) (it being understood that (x) Macquarie Capital may participate in a lower percentage of the Arctic Acquisition Financing in its sole discretion) and (y) that the percentage participation will be the same for both term and revolving debt); provided that following written notice from the Reorganized Debtors of final terms of the Arctic Acquisition Financing, Macquarie Capital shall have 24 hours to determine whether it will participate in the Arctic Acquisition Financing; provided, further that if Macquarie Capital (or its designated affiliate) actually participates in, the Arctic Acquisition

(2)                                 For the avoidance of doubt, Arctic Acquisition is as defined in, and limited by, Article I.A.11 of the Plan and relates solely to an acquisition by the Reorganized Debtors through Arctic’s pending CCAA proceeding.

Financing, Macquarie Capital shall receive a book runner title; provided, further that in no circumstances shall amounts payable hereunder to Macquarie Capital, inclusive of any customary underwriting fees associated with the Arctic Acquisition Financing, but excluding any original issue discount, interest, ticketing fees, or other economics associated therewith and any Reimbursable Attorney’s Fees, exceed $1,850,000 (the “Fee Cap”); provided that in the event that Macquarie Capital sells any loans with original issue discount in the Arctic Acquisition Financing, 100% of such original issue discount must be paid to the lenders purchasing such loans from Macquarie Capital, or to the extent such original issue discount is not paid to the lenders, shall first be counted against the Fee Cap and second shall be paid to the Reorganized Debtors; provided, further that Macquarie Capital shall not be entitled to any customary structuring fees paid to the “left” lead arranger for the Arctic Acquisition Financing, if any, associated with the Arctic Acquisition Financing to the extent any such structuring fees are payable by the Reorganized Debtors.  In addition, if Reddy Holdings, Reddy Corp., or any affiliate or entity formed or invested in to effect the Arctic Acquisition separately or collectively seeks third-party financing from any non-existing lender (as of the date thereof) within two years of the consummation of an Arctic Acquisition, (a “Subsequent Financing”), then Macquarie Capital, at its sole discretion, shall be afforded a non-exclusive opportunity to pitch Subsequent Financing and the Reorganized Debtors in good faith shall consider any such proposal of Subsequent Financing made by Macquarie Capital, it being understood that the Reorganized Debtors shall be under no duty to accept any such proposal from Macquarie Capital.  Further, on the effective date of the Arctic Acquisition, Macquarie Capital agrees to assign to the Reorganized Debtors any claims it may have against Arctic (and related parties and persons) in connection with the Macquarie Capital Engagement Agreement, the Arctic Acquisition or

otherwise.  The Reorganized Debtors and Macquarie Capital may agree in writing to modify the amount of Macquarie Capital’s underwriting, related fees, or other terms associated therewith without need for court approval.  For the avoidance of doubt, the Macquarie Capital Settlement shall not be evidenced by any promissory note or other instrument.

30.                               For purposes of calculating distributions to be made under the Plan to holders of Allowed Claims in Class 8B Reddy Holdings General Unsecured Claims (other than Macquarie Capital), Macquarie Capital shall be deemed to have an Allowed Class 8B Claim in the amount of $6.5 million in Class 8B Reddy Holdings General Unsecured Claims.  Macquarie Capital shall be deemed to have been paid its pro rata share of the Reddy Holdings General Unsecured Claim Settlement Payments on account of its Allowed Class 8B Claim upon receipt of the amount payable to Macquarie Capital on the Effective Date, as set forth in the preceding paragraph.

31.                               Continued Existence and Vesting of Assets in the Reorganized Company.  In accordance with Article V.K of the Plan, the Debtors shall continue to exist after the Effective Date as the Reorganized Company in accordance with the applicable law for the States of Delaware and Nevada and pursuant to the Reorganized Company’s respective Certificates of Incorporation and the Reorganized Company’s respective Bylaws.  On and after the Effective Date, all property of the Estates, and any property acquired by the Debtors under or in connection with the Plan, shall vest in the Reorganized Company free and clear of all Claims, Interests, Liens, charges, other encumbrances, and interests except as otherwise expressly provided in the Plan, including the Exit Credit Facility Documents.  On and after the Effective Date, the Reorganized Company may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by this Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or this Confirmation Order.  Without limiting the foregoing, the Reorganized Company may pay charges that it incurs on and after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to this Court.

32.                               General Authorizations.  Pursuant to section 1142(b) of the Bankruptcy Code and any comparable provision of the business corporation law of any other state, without further action by this Court or the stockholders, members, managers or directors of the Debtors or Reorganized Company, the Debtors, the Reorganized Company and the responsible officers of the Debtors or Reorganized Company, as applicable, are authorized to, empowered to and ordered to:  (i) take any and all actions and perform such acts as may be necessary, desirable or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order or the transactions contemplated thereby or hereby, and (ii) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements and documents necessary to implement, effectuate and consummate the Plan, including without limitation, the Exit Financing Documents.  To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the shareholders, directors or members of the Debtors or Reorganized Company, as applicable, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the shareholders, directors of the Debtors or Reorganized Company pursuant to section 1142 of the Bankruptcy Code and any applicable state business corporation law provisions.  The form of the Corporate Governance Documents of the Reorganized Company, each substantially in the form as filed with the Plan and/or Plan Supplement, satisfy the provisions of the Plan and the Bankruptcy Code, and are hereby approved.

33.                               Employee Benefits.  In accordance with Article V.M of the Plan, except as otherwise provided herein, on and after the Effective Date, the Reorganized Company shall: (i) honor, in the ordinary course of business, any contracts, agreements, policies, programs and plans for, among other things, compensation (other than equity based compensation related to Interests), health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance and accidental death and dismemberment insurance for the directors, officers and employees of any of the Debtors who served in such capacity at any time and (ii) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising before the Petition Date; provided, however, that the Debtors’ or Reorganized Company’s performance under any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program or plan that has expired or been terminated before the Effective Date, or restore, reinstate or revive any such benefit or alleged entitlement under any such policy, program or plan.  Nothing herein shall limit, diminish or otherwise alter the Reorganized Company’s defenses, claims, Causes of Action or other rights with respect to any such contracts, agreements, policies, programs and plans.  For the avoidance of doubt, and in accordance with section 1129(a)(13) of the Bankruptcy Code, the Reorganized Company shall continue payment of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels and will continue to perform all of its obligations with respect to workers’ compensation insurance in the ordinary course of business.

34.                               New Management Incentive Plan.  As soon as reasonably practicable after the Effective Date, and in accordance with Article V.N of the Plan, the new board of directors of

Reorganized Reddy Holdings shall be authorized to adopt the New Management Incentive Plan.  Under the New Management Incentive Plan, up to 15% of the Reorganized Reddy Holdco Common Stock, on a fully diluted basis (after giving effect to the Reorganized Reddy Holdco Preferred Stock on an as converted basis), shall be allocable at the discretion of the New Board of Reorganized Reddy Holdings.

35.                               Restructuring Transactions.  On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Company may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Persons may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Persons agree; (iii) the filing of appropriate certificates or articles of incorporation or amendments thereof, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable Persons determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, in accordance with Article V. M of the Plan.

36.                               Pursuit of Arctic Acquisition.  The Reorganized Company is hereby authorized to pursue the Arctic Acquisition as set forth in Article V.Q of the Plan and the Investment Agreement.

37.                               Corporate Action.  In accordance with Article V.R of the Plan, upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (i) selection of the directors and officers of the Reorganized Company; (ii) the execution of and entry into the Exit Financing; (iii) the distribution of the Reorganized Reddy Holdco Common Stock and Reorganized Reddy Holdco Preferred Stock as provided in the Plan and in the Investment Agreement; and (iv) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Company, and any corporate action required by the Debtors or the Reorganized Company in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the directors or officers of the Debtors or the Reorganized Company.  On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Company, as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, certificates of incorporation, bylaws, operating agreements and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Company, including the Exit Financing and any and all other agreements, documents, securities and instruments relating to the foregoing.  The authorizations and approvals contemplated by Article V.R of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

38.                               Section 1146(a) Exemption.  Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property in contemplation of, in connection with, or pursuant to the Plan shall not be subject to any stamp tax or other similar tax, and all state or local governmental officials or agents are directed to forgo the collection of any such tax and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax.  Such exemption specifically applies, without limitation, to (i) the creation of any mortgage, deed of trust, lien or other security interest; (ii) the making or assignment of any lease or sublease; (iii) any restructuring transaction authorized by Article V of the Plan; or (iv) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; or (d) assignments executed in connection with any transaction occurring under the Plan.

39.                               D&O Insurance Policies.  In accordance with Article V.U of the Plan, as of the Effective Date, the D&O Liability Insurance Policies are deemed to be, and shall be treated as though they are, executory contracts and the Debtors shall assume (and assign to the Reorganized Company if necessary to continue the D&O Liability Insurance Policies in full force) all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code.

40.                               Indemnification Agreements.  In accordance with Article V.V of the Plan, as of the Effective Date, all Indemnification Agreements or indemnification obligations of the Company or its predecessors, successors, subsidiaries and affiliates with current and former directors, officers and employees of Reddy Corp. and Reddy Holdings shall be rejected and all claims arising from such rejections shall be afforded the treatment set forth in Classes 8A and 8B, respectively.  Claims arising from indemnification provisions or obligations contained in the Company’s bylaws, certificates of incorporation or other formation documents shall also be afforded the treatment set forth in Classes 8A and 8B.

41.                               Preservation of Causes of Action.  In accordance with section 1123(b) of the

Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Releases by the Debtors provided by Article IX of the Plan), the Reorganized Company shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Company’s rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, provided, however, that all preference claims under section 547 of the Bankruptcy Code against holders of Class 6A Claims (regardless of whether such Claims are Allowed Claims) shall be forever released and discharged on the Effective Date.  The Reorganized Company may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Company.  No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Company, as applicable, will not pursue any and all available Causes of Action against them.  Except with respect to Causes of Action as to which the Debtors or Reorganized Company have released any Person or Persons on or before the Effective Date (including pursuant to the Releases by the Debtors or otherwise under the Plan), the Debtors or Reorganized Company, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Company expressly reserves all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or Consummation.

42.                               Change in Control.  In accordance with Article V.Z of the Plan, the consummation of the Plan shall not constitute a change in ownership or change in control under any employee benefit plan or program, Executory Contract or contract, lease or agreement in existence on the Effective Date to which a Debtor is a party.  Nothing in this paragraph shall affect any change in ownership or change in control provisions contained in any employment or severance agreement to which a Debtor is a party.

43.                               Assumed Contracts and Leases.  In accordance with Article VI.A of the Plan, except as otherwise provided herein, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, each of the Debtors’ Executory Contracts and Unexpired Leases, including the Investment Agreement and the Plan Support Agreement, shall be deemed assumed as of the Effective Date, unless such Executory Contract or Unexpired Lease: (i) was assumed or rejected previously by the Debtors; (ii) expired or terminated pursuant to its own terms before the Effective Date; (iii) is the subject of a motion to reject filed on or before the Effective Date (and the Company shall file such motion with respect to contracts so designated by the Ad Hoc Noteholder Group); or (iv) is identified as an Executory Contract or Unexpired Lease to be rejected pursuant to the Plan Supplement before the Effective Date, provided, however, that the Debtors will seek the consent of the Creditors’ Committee with respect to the rejection of any vendor contracts for goods and services.  This Confirmation Order shall constitute an order of this Court under sections 365 and 1123 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above as of the Effective Date.

44.                               Notwithstanding anything to the contrary in the Disclosure Statement, the Plan,

this Confirmation Order or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release), (i) on the Effective Date, the Insurance Policies issued and all related agreements shall be assumed pursuant to section 365 of the Bankruptcy Code and assigned to the Reorganized Company, and nothing shall relieve the Reorganized Company from performing any of the Debtors’ obligations thereunder regardless of whether such obligations arise prior to or after the Effective Date and (ii) nothing alters, amends, modifies, waives or impairs the rights of any Insurer with respect to the Insurance Letters of Credit or the proceeds thereof.

45.                               Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, this Confirmation Order or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release), (i) on the Effective Date, the Insurance Policies issued by ACE American Insurance Company and/or its affiliates (collectively, “ACE”) to any one or more of the Debtors and all related agreements (“ACE Policies and Agreements”) shall be assumed pursuant to section 365 of the Bankruptcy Code and assigned to the Reorganized Company, and nothing shall relieve the Reorganized Company from performing any of the Debtors’ obligations thereunder regardless of whether such obligations arise prior to or after the Effective Date and (ii) nothing alters, amends, modifies, waives or impairs (a) the terms and conditions of the Insurance Policies and all related agreements or (b) the rights of ACE with respect to the Insurance Letters of Credit, or the proceeds thereof.

46.                               Payments Related to Assumption of Contracts and Leases.  In accordance with Article VI.C of the Plan, any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the

Bankruptcy Code, by Cure.  If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Company to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.  Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption.

47.                               Anyone asserting a Claim for monetary amounts by which any Executory Contract or Unexpired Lease to be assumed under the Plan is in default (“Cure Claim”) shall provide the Debtors or Reorganized Company, as the case may be, with notice of the Cure Claim no later than June 30th, with copy to counsel for the Debtors.  If the Reorganized Company does not object to such Cure Claim within 15 days following receipt of the notice, the Reorganized Company shall pay the full amount of the Cure Claim on the Effective Date, or as soon thereafter as is practicable.  If the Reorganized Company objects to the Cure Claim, then it shall pay the undisputed amount.  With respect to any disputed amount, a hearing will be scheduled with the Court for July [   ], 2012, to resolve any outstanding and unresolved issues regarding Cures, and the Reorganized Company will be obligated to pay in full any amounts that the Court determines is necessary and appropriate to Cure the monetary defaults under any Executory Contract or Unexpired Lease assumed pursuant to the Plan.

48.                               Claims Based on Rejection of Executory Contracts or Unexpired Leases.  In accordance with Article VI.B of the Plan, all Proofs of Claims with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; provided, that any such Rejection Claims arising from the rejection of an Unexpired Lease shall be subject to the cap on rejection damages imposed by Bankruptcy Code section 502(b)(6).  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion and shall not be enforceable against the Debtors or the Reorganized Company, the Estates or their property without the need for any objection by the Reorganized Company or further notice to, or action, order or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as Unsecured Claims against the applicable Debtor and shall be treated in accordance with Article III hereof.  For the avoidance of doubt, any rejection damages shall be subject to any applicable statutory damages caps, including but not limited to those caps set forth in Bankruptcy Code section 502(b).

49.                               Distributions.  The distributions provisions of Article VII of the Plan shall be, and hereby are, approved in their entirety.  Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Reorganized Company as Disbursing Agent or such other Person designated by the Reorganized Company as a Disbursing Agent on the Effective Date.

50.                               Disputed Claims.  The Disputed Claim resolution provisions of Article VIII of the Plan shall be, and hereby are, approved in their entirety.

51.                               Releases.

a.                                      Mutual Releases by the Debtors and the Released Parties.  In accordance with Article IX.B of the Plan, pursuant to section 1123(b) of the Bankruptcy Code and to the extent allowed by applicable law, and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan and the payments made under the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Company, the Estates, and each other Released Party from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtors (other than the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered and/or entered into in conjunction with the Plan), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Company, the Estates or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Company, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan (whether or not such Claim or Interest is classified in the Plan), the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Confirmation Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence.

b.                                      Releases by Holders of Claims or Interests of Reddy Corp.  As of the Effective Date, each holder of a Claim or an Interest shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged Reddy Corp., Reorganized Reddy Corp. and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims assertable on behalf of Reddy Corp., (other than rights to enforce the Plan and the contracts, instruments, releases, indentures, settlement agreements and other agreements or documents delivered and/or entered into in conjunction with the Plan), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, Reddy Corp., Reddy Corp.’s restructuring, Reddy Corp.’s Chapter 11 Case, the purchase, sale or rescission of the purchase or sale of any security of Reddy Corp. or Reorganized Reddy Corp., the subject matter of, or the transactions or events giving rise to, any Claim or an Interest that is treated in the Plan (whether or not such Claim or Interest is classified in the Plan), the business or contractual arrangements between Reddy Corp. and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence including or pertaining to Reddy Corp. and taking place on or before the Confirmation Date, other than Claims or liabilities arising out of or relating to any act or omission of a Debtor, a Reorganized Debtor, or a Released Party that constitutes willful misconduct or gross negligence.

c.                                       Releases by Holders of Claims or Interests of Reddy Holdings.  As of the Effective Date, each holder of a Claim or an Interest shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged Reddy Holdings, Reorganized

Reddy Holdings and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims assertable on behalf of Reddy Holdings, (other than the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered and/or entered into in conjunction with the Plan), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, Reddy Holdings, Reddy Holdings’ restructuring, Reddy Holdings Chapter 11 Case, the purchase, sale or rescission of the purchase or sale of any security of Reddy Holdings or Reorganized Reddy Holdings, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan (whether or not such Claim or Interest is classified in the Plan), the business or contractual arrangements between Reddy Holdings and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence including or pertaining to the Debtors and taking place on or before the Confirmation Date, other than Claims or liabilities arising out of or relating to any act or omission of Reddy Holdings, Reorganized Reddy Holdings, or a Released Party that constitutes willful misconduct or gross negligence.

52.                               Government Carveout.  Notwithstanding anything to the contrary in the release, exculpation, or related provisions of the Plan or this Order, and except to the extent of applicable law, no claim of a Governmental Unit shall be discharged and no party shall be released or exculpated from any Claim of a Governmental Unit; provided, however, that any such Claims of a Governmental Unit shall be treated in accordance with the terms of the Plan.  All Governmental Units shall maintain any and all setoff or recoupment rights they have under applicable law.

53.                               Exculpation and Limitation of Liability.  In accordance with Article IX.E of the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Exculpated Claim, obligation, cause of action or liability for any Exculpated Claim, except for gross negligence or willful misconduct (to the extent such duty is imposed by applicable non-bankruptcy law), but in all respects such Persons shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Debtors and the Reorganized Company (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have, and are deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the Plan securities pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

54.                               Release of Avoidance Actions under Section 547 of the Bankruptcy Code.  In accordance with Article IX.L of the Plan, any Avoidance Actions under section 547 of the Bankruptcy Code against holders of Reddy Corp. Unsecured Operations Claims (regardless of whether such Claims are ultimately Allowed Claims) shall be deemed waived, released and discharged on the Effective Date.

55.                               Discharge of Claims and Termination of Interests.  In accordance with Article IX.F of the Plan, pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise provided in the Plan or in this Confirmation Order, the distribution, rights, and treatment that are provided in the Plan shall be in exchange for, and in full and final satisfaction, settlement, discharge, and release of, effective as of the Effective Date, all Claims and Interests (other than those Claims that are Unimpaired under the Plan) of any nature whatsoever against the Debtor or any of its assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests.  Except as otherwise provided in the Plan, any default by the Debtors with respect to any Claim that existed immediately prior to or on account of the filing of these Chapter 11 Cases shall be deemed cured on the Effective Date.

56.                               Injunction.  In accordance with Article IX.G of the Plan, except as provided in the Plan or this Confirmation Order and to the fullest extent authorized or provided by the Bankruptcy Code, including sections 524 and 1141 of the Bankruptcy Code, as of the Confirmation Date, subject to the occurrence of the Effective Date, all Persons that have held, currently hold or may hold a Claim, Interest, or other debt or liability that is discharged, released or subject to exculpation pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Company or their property on account of any such discharged Claims, Interests, debts or liabilities or terminated rights: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against such persons on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting or enforcing any encumbrance of any kind against such persons or the property or estate of such persons on account of or in connection with or with respect to any such claims or interests; and (iv) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released, settled or discharged pursuant to the plan.  By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the releases, injunctions and exculpations set forth in Article IX of the Plan.

57.                               Notwithstanding anything in the release, discharge, injunction and other provisions of the Plan or this Confirmation Order (other than the proviso at the end of this sentence) to the contrary, (a) United States Compliance Corporation (“USCC”) shall be permitted after the Effective Date, to take any steps necessary to assert and enforce any rights it may have, if any, (i) relating to indemnification and/or defense costs and obligations and (ii) arising under that certain Service Contract by and between Reddy Corp. and USCC, dated on or about April 2005 (the “Service Contract”), including but not limited to (x) asserting claims or demands against Reddy Corp., either in or out of court, in a nominal capacity only, (y) otherwise proceeding against Reddy Corp. in any manner, in a nominal capacity only, or (z) proceeding against any of Reddy Corp.’s Insurers in any manner, either in or out of court, in each case solely for the limited purpose of pursuing available proceeds, if any, of the Insurance Policies or other recoveries from Reddy Corp.’s Insurers; and (b) any obligations, if any, of Reddy Corp’s Insurers to cover or satisfy any such indemnification and/or defense cost obligations, if any, existing prior to entry of this Confirmation Order shall continue to exist after the entry of this Confirmation Order and the occurrence of the Effective Date, unaffected by the Plan, this Confirmation Order and the occurrence of the Effective Date; provided that, notwithstanding anything to the contrary in this paragraph, (A) the Reorganized Debtors will act in a commercially reasonable manner with respect to any requests of or actions taken by USCC as contemplated by this paragraph; provided, that any and all costs or expenses related to any requests of or actions taken by USCC, as well as the Reorganized Debtors’ defense in any proceeding continued or commenced by USCC, shall be paid solely by the Insurers and, for the avoidance of doubt, the Reorganized Debtors shall have no obligation to pay such costs or expenses and (B) USCC shall not be entitled to (i) any distribution in these Chapter 11 Cases from any source other than the proceeds of the Insurance Policies or the Debtors’ Insurers or (ii) to any other payment of cash or other property from any of the Debtors or the Reorganized Debtors on account of any obligations arising out of the Service Contract or otherwise.  For the avoidance of doubt, the foregoing paragraph will permit USCC, among other things, to continue, after the Effective Date, to defend and pursue the relief it has sought in the declaratory judgment action commenced by Reddy Corp. against USCC regarding the Service Contract that is currently pending in the District Court for the Fourth District of the State of Minnesota, Hennepin County.

58.                               Continuation of Automatic Stay.  In accordance with Article IX.I of the Plan,

except as otherwise expressly provided in the Plan, this Confirmation Order or separate order of this Court, all injunctions or stays provided for in these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through and including the Effective Date.

59.                               Release of Liens.  Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document created pursuant to the Plan (including the Exit Credit Facility), on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, all mortgages, deeds of trust, Liens, pledges or other security interests (excluding liens securing the First Lien Notes and other amounts due under the First Lien Notes Indenture and the Amended First Lien Notes Indenture) against any property of the Estates shall be and hereby are deemed to be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests (excluding liens securing the First Lien Notes and other amounts due under the First Lien Notes Indenture and the Amended First Lien Notes Indenture) shall revert to the Reorganized Company and their successors and assigns.  For the avoidance of doubt, except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan (including the Exit Credit Facility) all mortgages, deeds of trust, Liens, pledges or other security interests (excluding liens securing the First Lien Notes and other amounts due under the First Lien Notes Indenture and the Amended First Lien Notes Indenture) against any property of the Estates shall be, concurrently with the applicable distributions made pursuant to the Plan, and hereby are deemed to be fully released and discharged on the Effective Date without any further action of any party, including, but not limited to, further order of the Bankruptcy Court or filing updated schedules or statements typically filed pursuant to the Uniform Commercial Code.

60.                               2012 Ad Valorem Tax Liens.  Notwithstanding the preceding paragraph, all property tax liens (the “Texas Ad Valorem Property Tax Liens”) currently securing the Claims of the Texas Ad Valorem Taxing Jurisdictions (as defined in the Objection to Confirmation of Joint Plan of Reorganization of Reddy Ice Holdings, Inc. and Reddy Ice Corporation, dated April 11, 2012 [Dkt. No. 344]) for the tax year 2012 shall be retained until such time as those taxes are paid pursuant to paragraph 8 of this Order.

61.                               Retention of Jurisdiction.  In accordance with Article XII of the Plan, this Court shall retain jurisdiction over any matter pertaining to the implementation and enforcement of this Confirmation Order.

62.                               Binding Effect.  The provisions of the Plan and this Confirmation Order shall be, and hereby are now, and forever afterwards, binding on the Debtors, the Reorganized Company, all holders of Claims and Interests (whether or not Impaired under the Plan and whether or not, if Impaired, they have accepted the Plan), and any other party making an appearance in these Chapter 11 Cases, as well as their respective heirs, successors, assigns, trustees, subsidiaries, affiliates, officers, directors, agents, employees, representatives, attorneys, beneficiaries, guardians, and similar officers, or any person claiming through or in the right of any such person or entity.

63.                               Successors and Assigns.  In accordance with Article XIII.D of the Plan, the rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries or guardian, if any, of such Person.

64.                               Payment of Statutory Fees.  In accordance with Article XIII.G of the Plan, all fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date, but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

65.                               Severability.  Each term and provision of the Plan, as it may have been altered or interpreted prior to Confirmation of the Plan, is: (1) valid and enforceable pursuant to its terms and (2) integral to the Plan and may not be deleted or modified without the Debtors’ and the Sponsor’s consent (and (a) to the extent such modifications affect the right to receive payment in full in Cash on the Effective Date under the DIP Facility Claims and Prepetition Revolving Loan Claims, the DIP Agent and the Revolving Loan Agent and (b) to the extent such modification adversely affects the resolution of the MDL Litigation Claims or the treatment or definition of Claims in Classes 6A or 8A, the Creditors’ Committee).

66.                               Creditors’ Committee.  On the Effective Date, the Committee shall cease to exist, except with respect to any application for compensation or reimbursement of costs and expenses in connection with services rendered prior to the Effective Date.

67.                               Return of Adequate Assurance Deposit.  Upon the Effective Date, the Debtors may release all funds in the adequate assurance deposit account established by the Debtors pursuant to the Order Under Bankruptcy Code Sections 105(a), 363 and 366, and Bankruptcy Rule 6003(I) Approving Debtors’ Adequate Assurance of Payment, (II) Establishing Procedures for Resolving Requests by Utility Companies for Additional Assurance of Payment, (III) Scheduling a Hearing with Respect to Contested Adequate Assurance of Payment Requests, and (IV) Authorizing the Debtors to Pay Claims of a Third Party Vendor [Dkt. No. 248] (the

“Utilities Order”) into any other account(s) of the Debtors, to be used, applied or invested in the ordinary course of business.  Any funds held by a third party as an adequate assurance deposits pursuant to the Utilities Order shall be returned to the Debtors on the Effective Date.

68.          Technical Adjustments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustment and modifications to the Plan without further order or approval of this Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Allowed Claims or Interests.

69.          Failure to Reference Provisions of the Plan.  The failure to reference or discuss any particular provision of the Plan in this Confirmation Order shall have no effect on the validity, binding effect, and enforceability of such provision and such provision shall have the same validity, binding effect, and enforceability as every other provision of the Plan.

70.          Notice of Effective Date.  Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Reorganized Company is hereby directed to serve a notice of Effective Date (the “Notice of Effective Date”) no later than ten (10) business days after the occurrence of the Effective Date on all holders of record of Claims and Interests as of the Confirmation Date, all parties who have entered their appearance in these Chapter 11 Cases and requested notice pursuant to Bankruptcy Rule 2002, and the Office of the United States Trustee.  The Notice of Effective Date shall inform holders of Claims and Interests of (a) entry of this Confirmation Order; (b) the occurrence of the Effective Date; (c) the applicable Bar Dates; and (d) such other matters as the Reorganized Company deems to be appropriate.

71.          Dissolution of Creditors’ Committee.  In accordance with Article XIII.L of the Plan, on the Effective Date, the Creditors’ Committee shall dissolve automatically, and its members shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases.

72.          Reversal.  If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ or Reorganized Company’s, as applicable, receipt of written notice of any such order.  Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan.

73.          Inconsistency.  In the event of an inconsistency between the Plan and any other agreement, instrument, or document intended to implement the provisions of the Plan, the provisions of the Plan shall govern.  In the event of any inconsistency between the Plan and any agreement, instrument or document intended to implement the Plan, and this Confirmation Order, the provisions of this Confirmation Order shall govern.  Nothing in the Plan, including without limitation, this paragraph, shall alter, supersede, modify or invalidate any settlement or prior order of this Court approving any settlements.

###End of Order###

EXHIBIT A

Form of Equity Election Notices

Vincent P. Slusher, State Bar No. 00785480
vince.slusher@dlapiper.com
DLA PIPER LLP (US)
1717 Main Street, Suite 4600
Dallas, Texas 75201
Telephone:  (214) 743-4572
Facsimile:   (972) 813-6267

Gregg M. Galardi, NY Bar No. 4535506

gregg.galardi@dlapiper.com

Gabriella L. Zborovsky, NY Bar No. 4851614

gabriella.zborovsky@dlapiper.com

Sarah E. Castle, NY Bar No. 4932240

sarah.castle@dlapiper.com

DLA PIPER LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Facsimile: (212) 335-4501

Proposed Attorneys for Reddy Ice Holdings, Inc. and Reddy Ice Corporation, Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:
§
	§	Case Nos.: 12-32349 and 12-32350
REDDY ICE HOLDINGS, INC. and	§
REDDY ICE CORPORATION,	§	Chapter 11
§
Debtors.	§	Jointly Administered

ELECTION FORM PURSUANT TO THE FIRST
AMENDED JOINT PLAN OF REORGANIZATION OF
REDDY ICE HOLDINGS, INC. AND REDDY ICE CORPORATION
FOR HOLDERS OF CLASS 10B INTERESTS IN REDDY HOLDINGS

YOU MUST RETURN THIS ELECTION FORM (THE “ELECTION FORM”) TO YOUR BROKER, NOMINEE OR OTHER AGENT FROM WHOM YOU RECEIVED IT IN SUFFICIENT TIME TO PERMIT IT TO RECEIVE, PROCESS AND DELIVER YOUR ELECTION INSTRUCTIONS TO KURTZMAN CARSON CONSULTANTS, LLC BY 5:00 P.M. EASTERN TIME ON                         , 2012 (THE “DEADLINE”).

The order confirming the First Amended Joint Plan of Reorganization (as amended, supplemented and modified, the “Plan”) of Reddy Ice Holdings, Inc. and Reddy Ice Corporation (the “Debtors”) filed on May [    ], 2012 [Docket No.         ] was entered by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”)

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on May [    ], 2012 [Docket No.         ], and the Plan is anticipated to go into effect, as of May [    ], 2012.

As set forth in the Plan, each holder of an Allowed Class 10B Interest in Reddy Holdings is entitled to elect to receive from the Company on the Old Reddy Equity Distribution Date in full satisfaction, settlement, release, and discharge of, and in exchange for such Interest and on the terms and conditions set forth more fully in the Plan, from amounts to which holders of the Allowed Second Lien Notes Claims and Allowed Second Lien Notes Guarantee Claims would otherwise be entitled, either: (a) a Cash payment per share equal to the Old Reddy Equity Initial Closing Cash Amount(3) or (b) solely with respect to those holders of Allowed Interests in Reddy Holdings holding at least 25,000 shares of Old Reddy Holdings Common Stock as of the Distribution Record Date, the opportunity to elect to receive, in lieu of the Cash payment described in (a) above, such Allowed Interest holder’s Pro Rata share of 336,638.5 shares of Reorganized Reddy Holdco Common Stock.  This Pro Rata share will be subject to further effective dilution by the Reorganized Reddy Holdco Common Stock issued or issuable after the Effective Date, including under the New Management Incentive Plan.

In the event that the Arctic Acquisition is consummated by the Reorganized Company, which may occur on or after the Effective Date, upon such consummation, (x) those holders of Allowed Class 10B Interests in Reddy Holdings who elect to receive the Cash payment described in clause (a) above on the Effective Date shall be entitled to receive an additional Cash payment per share of the Old Reddy Holdings Common Stock previously held by such holder equal to the Old Reddy Acquisition Closing Cash Amount and (y) those holders of Allowed Class 10B Interests in Reddy Holdings who elect to receive the distribution of Reorganized Reddy Holdco Common Stock described in clause (b) above shall be entitled to receive such Allowed Interest holder’s ratable share of the Old Reddy Equity Acquisition Closing Shares.  This ratable share will be subject to further dilution by the Reorganized Reddy Holdco Common Stock issued or issuable after the Effective Date, including under the New Management Incentive Plan.

The Debtors are sending this Election Form to you because you are a holder of Class 10B Interests in Reddy Holdings and all of the conditions necessary under the Plan for holders of Allowed Class 10B Interests in Reddy Holdings to make this election have been satisfied.  Please complete this Election Form only if you wish to receive your Pro Rata share of the Reorganized Reddy Holdco Common Stock under the Plan.  Do not make this election if you wish to receive Cash in lieu of your Pro Rata share of the Reorganized Reddy Holdco Common Stock.

In order to make your election, the bank, broker, nominee or other holder (each a “Nominee”) holding your Interest(s) in Reddy Holdings must “tender” your Interests in Reddy Holdings for which you have made an election into the election account established at The Depository Trust Company (“DTC”) for that purpose.  Interests in Reddy Holdings may not be withdrawn from the election account after your Nominee has tendered them to the election account at DTC.  Once the Interests in Reddy Holdings have been “tendered”, no further trading will be permitted in the Interests in Reddy Holdings held in the election account.

(3)   All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

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Your rights are described in the Plan and in the Disclosure Statement and are available (i) by contacting the Debtors’ Claims Agent(4) (a) at its website at www.kccllc.net/reddyice, (b) by writing to the Debtors, c/o Kurtzman Carson Consultants LLC, 599 Lexington Avenue, 39th Floor, New York, NY 10022 or (c) by emailing reddyiceinfo@kccllc.com or (ii) for a fee via PACER at http://www.txnb.uscourts.gov.

If you have any questions on how to properly complete this Election Form, you may contact the Debtors’ Claims Agent (a) by writing to the Debtors, c/o Kurtzman Carson Consultants LLC, 599 Lexington Avenue, 39th Floor, New York, NY 10022, (b) by emailing reddyiceinfo@kccllc.com, or (c) calling (917) 281-4800.

You should review the Plan and Disclosure Statement before you complete this Election Form.  You may wish to seek legal advice concerning the election and this Election Form.

If you desire to make this election, you must complete and sign this Election Form in accordance with its instructions and send it to your Nominee sufficiently in advance of the deadline to permit that entity to verify, process and deliver the instructions to the Claims Agent so as to be received by the Claims Agent by the Deadline, which is 5:00 p.m. Eastern Time on                         .

Properly processed Election Instructions must be received by the Claims Agent from your Nominee as specified above before the Deadline unless such Deadline is extended by written notice.  Your election will be effective as of the date the Claims Agent receives your Nominee’s properly processed instructions.  Such election is irrevocable.

YOU MUST SUBMIT THIS ELECTION FORM TO YOUR NOMINEE SO THAT YOUR NOMINEE CAN VERIFY, PROCESS AND DELIVER YOUR INSTRUCTIONS BEFORE THE DEADLINE, WHICH IS 5:00 P.M. EASTERN TIME ON                     , UNLESS SUCH DEADLINE IS EXTENDED BY WRITTEN NOTICE.  FOR YOUR ELECTION TO BE EFFECTIVE, YOUR INSTRUCTIONS MUST BE PROPERLY PROCESSED AND RECEIVED BY THE CLAIMS AGENT BEFORE THE DEADLINE OF 5:00 P.M. EASTERN TIME ON                         , 2012 UNLESS SUCH DEADLINE IS EXTENDED BY WRITTEN NOTICE.

Item 1.  Election to Receive Pro Rata Share of Reorganized Reddy Holdco Common Stock.

By checking the box and filling in the number of Interests in Reddy Holdings you hold below, in accordance with the Plan, you elect, to the extent your Interests in Reddy Holdings are Allowed, to receive a Pro Rata share of Reorganized Reddy Holdco Common Stock in lieu of Cash that you are otherwise entitled to receive under the Plan.

(4)   The Debtor’s Claims Agent means Kurtzman Carson Consultants LLC, in its capacity as the notice, claims and solicitation agent for the Debtors, pursuant to that certain Order Authorizing the Employment and Retention of Kurtzman Carson Consultants LLC as Notice, Claims and Solicitation Agent to the Debtor, entered by the Bankruptcy Court on April 21, 2012 [Dkt. No. 126].

4

☐            ELECT, TO THE EXTENT SUCH INTERESTS ARE ALLOWED, TO RECEIVE A PRO RATA SHARE OF REORGANIZED REDDY HOLDCO COMMON STOCK IN LIEU OF A CASH PAYMENT PER SHARE EQUAL TO THE OLD REDDY EQUITY INITIAL CLOSING CASH AMOUNT THAT THE UNDERSIGNED CLAIM HOLDER WOULD OTHERWISE BE ENTITLED TO RECEIVE UNDER THE PLAN ON ACCOUNT OF                                      SHARES OF THE UNDERSIGNED CLAIM HOLDER’S CLASS 10B INTERESTS IN REDDY HOLDINGS.

Item 2.  Claim Holdings.

By signing this Election Form, the undersigned certifies to the Debtors:

I am the beneficial owner of the aggregate share amount stated above of Class 10B Interests in Reddy Holdings for which I make the above election.

Item 3.   Certifications.

By signing this Election Form, the undersigned certifies to the Debtors:

a.              The undersigned has reviewed or has been given the opportunity to review a copy of the Plan and Disclosure Statement and acknowledges that this election is being made pursuant to the terms and conditions set forth herein and therein;

b.              The undersigned has the full power and authority to make this election with respect to its Class 10B Interests in Reddy Holdings; and

c.               That to the extent that the undersigned makes this election and receives a Pro Rata share of Reorganized Reddy Holdco Common Stock in lieu of Cash pursuant to the terms of the Plan, the undersigned hereby waives, releases and terminates in full any and all of its rights and interests in the Cash payment in lieu of which shares of the Reorganized Reddy Holdco Common Stock will be issued pursuant to this Election Form.

Name of Holder:
(Print or Type)

Social Security or Federal Tax Identification Number:

Signature:

Name of Signatory:
(If other than Holder)

Title:

Address:

5

Date Completed:

PLEASE COMPLETE, SIGN AND DATE THIS ELECTION FORM AND RETURN IT PROMPTLY TO YOUR NOMINEE.

PLEASE ALLOW SUFFICIENT TIME FOR YOUR NOMINEE TO RECEIVE YOUR ELECTION FORM, SO THAT YOUR NOMINEE CAN VERIFY, PROCESS AND DELIVER YOUR INSTRUCTIONS BEFORE THE DEADLINE, WHICH IS 5:00 P.M. EASTERN TIME ON                     , 2012, UNLESS SUCH DEADLINE IS EXTENDED BY WRITTEN NOTICE.

6

Vincent P. Slusher, State Bar No. 00785480
vince.slusher@dlapiper.com
DLA PIPER LLP (US)
1717 Main Street, Suite 4600
Dallas, Texas 75201
Telephone:  (214) 743-4572
Facsimile:   (972) 813-6267

Gregg M. Galardi, NY Bar No. 4535506

gregg.galardi@dlapiper.com

Gabriella L. Zborovsky, NY Bar No. 4851614

gabriella.zborovsky@dlapiper.com

Sarah E. Castle, NY Bar No. 4932240

sarah.castle@dlapiper.com

DLA PIPER LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Facsimile: (212) 335-4501

Proposed Attorneys for Reddy Ice Holdings, Inc. and Reddy Ice Corporation, Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:
§
REDDY ICE HOLDINGS, INC. and	§	Case Nos.: 12-32349 and 12-32350
REDDY ICE CORPORATION,	§
	§	Chapter 11
§
Debtors.	§	Jointly Administered

ELECTION FORM PURSUANT TO THE FIRST
AMENDED JOINT PLAN OF REORGANIZATION OF REDDY ICE
HOLDINGS, INC. AND REDDY ICE CORPORATION FOR HOLDERS OF
CLASS 10B INTERESTS IN REDDY HOLDINGS (REGISTERED OWNER)

YOU MUST RETURN THIS ELECTION FORM (THE “ELECTION FORM”) TO KURTZMAN CARSON CONSULTANTS, LLC SO THAT IT IS ACTUALLY RECEIVED BY 5:00 P.M. EASTERN TIME ON                         , 2012 (THE “DEADLINE”).

The order confirming the First Amended Joint Plan of Reorganization (as amended, supplemented and modified, the “Plan”) of Reddy Ice Holdings, Inc. and Reddy Ice Corporation (the “Debtors”) filed on May [    ], 2012 [Docket No.         ] was entered by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”)

7

on May [    ], 2012 [Docket No.         ], and the Plan is anticipated to go into effect, as of May [    ], 2012.

As set forth in the Plan, each holder of an Allowed Class 10B Interest in Reddy Holdings is entitled to elect to receive from the Company on the Old Reddy Equity Distribution Date in full satisfaction, settlement, release, and discharge of, and in exchange for such Interest and on the terms and conditions set forth more fully in the Plan, from amounts to which holders of the Allowed Second Lien Notes Claims and Allowed Second Lien Notes Guarantee Claims would otherwise be entitled, either: (a) a Cash payment per share equal to the Old Reddy Equity Initial Closing Cash Amount(5) or (b) solely with respect to those holders of Allowed Interests in Reddy Holdings holding at least 25,000 shares of Old Reddy Holdings Common Stock as of the Distribution Record Date, the opportunity to elect to receive, in lieu of the Cash payment described in (a) above, such Allowed Interest holder’s Pro Rata share of 336,638.5 shares of Reorganized Reddy Holdco Common Stock.  This Pro Rata share will be subject to further effective dilution by the Reorganized Reddy Holdco Common Stock issued or issuable after the Effective Date, including under the New Management Incentive Plan.

In the event that the Arctic Acquisition is consummated by the Reorganized Company, which may occur on or after the Effective Date, upon such consummation, (x) those holders of Allowed Class 10B Interests in Reddy Holdings who elect to receive the Cash payment described in clause (a) above shall be entitled to receive an additional Cash payment per share of the Old Reddy Holdings Common Stock previously held by such holder equal to the Old Reddy Acquisition Closing Cash Amount and (y) those holders of Allowed Class 10B Interests in Reddy Holdings who elect to receive the distribution of Reorganized Reddy Holdco Common Stock described in clause (b) above shall be entitled to receive such Allowed Interest holder’s ratable share of the Old Reddy Equity Acquisition Closing Shares.  This ratable share will be subject to further dilution by the Reorganized Reddy Holdco Common Stock issued or issuable after the Effective Date, including under the New Management Incentive Plan.

The Debtors are sending this Election Form to you because you are a holder of Class 10B Interests in Reddy Holdings and all of the conditions necessary under the Plan for holders of Allowed Class 10B Interests in Reddy Holdings to make this election have been satisfied.  Please complete this Election Form only if you wish to receive your Pro Rata share of the Reorganized Reddy Holdco Common Stock under the Plan.  Do not make this election if you wish to receive Cash in lieu of your Pro Rata share of the Reorganized Reddy Holdco Common Stock.

If you make the election to receive your Pro Rata share of the Reorganized Holdco Common Stock under the Plan, NO further trading in or transferring of your underlying securities related to the Class 10B Interest in Reddy Holdings will be permitted.

Your rights are described in the Plan and in the Disclosure Statement and are available (i) by contacting the Debtors’ Claims Agent(6) (a) at its website at www.kccllc.net/reddyice, (b) by

(5)  All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

(6)  The Debtor’s Claims Agent means Kurtzman Carson Consultants LLC, in its capacity as the notice, claims and solicitation agent for the Debtors, pursuant to that certain Order Authorizing the Employment and Retention of Kurtzman Carson Consultants LLC as Notice, Claims and Solicitation Agent to the Debtor, entered by the Bankruptcy Court on April 21, 2012 [Dkt. No. 126].

8

writing to the Debtors, c/o Kurtzman Carson Consultants LLC, 599 Lexington Avenue, 39th Floor, New York, NY 10022 or (c) by emailing reddyiceinfo@kccllc.com or (ii) for a fee via PACER at http://www.txnb.uscourts.gov.

If you have any questions on how to properly complete this Election Form, you may contact the Debtors’ Claims Agent (a) by writing to the Debtors, c/o Kurtzman Carson Consultants LLC, 599 Lexington Avenue, 39th Floor, New York, NY 10022, (b) by emailing reddyiceinfo@kccllc.com, or (c) calling (917) 281-4800.

You should review the Plan and Disclosure Statement before you complete this Election Form.  You may wish to seek legal advice concerning the election and this Election Form.

If you desire to make this election, you must complete and sign this Election Form in accordance with its instructions and send it in the envelope provided so as to be received by the Claims Agent by the Deadline which is 5:00 p.m. Eastern Time on                         .

Properly processed Election Forms must be received by the Claims Agent as specified above before the Deadline unless such Deadline is extended by written notice.  Your election will be effective as of the date the Claims Agent receives your properly processed Election Form and such election is irrevocable.

YOU MUST SUBMIT THIS ELECTION FORM TO KURTZMAN CARSON CONSULTANTS LLC BEFORE THE DEADLINE, WHICH IS 5:00 P.M. EASTERN TIME ON                     , UNLESS SUCH DEADLINE IS EXTENDED BY WRITTEN NOTICE.  FOR YOUR ELECTION TO BE EFFECTIVE, YOUR ELECTION FORM MUST BE PROPERLY PROCESSED AND RECEIVED BY THE CLAIMS AGENT BEFORE THE DEADLINE OF 5:00 P.M. EASTERN TIME ON                         , 2012 UNLESS SUCH DEADLINE IS EXTENDED BY WRITTEN NOTICE.

Item 1.  Election to Receive Pro Rata Share of Reorganized Reddy Holdco Common Stock.

By checking the box and filling in the number of Interests in Reddy Holdings you hold below, in accordance with the Plan, you elect, to the extent your Interests in Reddy Holdings are Allowed, to receive a Pro Rata share of Reorganized Reddy Holdco Common Stock in lieu of Cash that you are otherwise entitled to receive under the Plan.

☐            ELECT, TO THE EXTENT SUCH INTERESTS ARE ALLOWED, TO RECEIVE A PRO RATA SHARE OF REORGANIZED REDDY HOLDCO COMMON STOCK IN LIEU OF A CASH PAYMENT PER SHARE EQUAL TO THE OLD REDDY EQUITY INITIAL CLOSING CASH AMOUNT THAT THE UNDERSIGNED CLAIM HOLDER WOULD OTHERWISE BE ENTITLED TO RECEIVE UNDER THE PLAN ON ACCOUNT OF                                      SHARES OF THE UNDERSIGNED CLAIM HOLDER’S CLASS 10B INTERESTS IN REDDY HOLDINGS.

9

Item 2.  Claim Holdings.

By signing this Election Form, the undersigned certifies to the Debtors:

I am the registered owner of the aggregate share amount stated above of Class 10B Interests in Reddy Holdings for which I make the above election.

Item 3.  Certifications.

By signing this Election Form, the undersigned certifies to the Debtor:

d.              The undersigned has reviewed or has been given the opportunity to review a copy of the Plan and Disclosure Statement and acknowledges that this election is being made pursuant to the terms and conditions set forth herein and therein;

e.               The undersigned has the full power and authority to make this election with respect to its Class 10B Interests in Reddy Holdings; and

f.                That to the extent that the undersigned makes this election and receives a Pro Rata share of Reorganized Reddy Holdco Common Stock in lieu of Cash pursuant to the terms of the Plan, the undersigned hereby waives, releases and terminates in full any and all of its rights and interests in the Cash payment in lieu of which shares of the Reorganized Reddy Holdco Common Stock will be issued pursuant to this Election Form.

Name of Holder:
(Print or Type)

Social Security or Federal Tax Identification Number:

Signature:

Name of Signatory:
(If other than Holder)

Title:

Address:

Date Completed:

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PLEASE COMPLETE, SIGN AND DATE THIS ELECTION FORM AND RETURN IT PROMPTLY TO KURTZMAN CARSON CONSULTANTS LLC BY USING THE ENCLOSED RETURN ENVELOPE OR MAILING IT TO: KURTZMAN CARSON CONSULTANTS, LLC, 599 LEXINGTON AVENUE, 39TH FLOOR, NEW YORK, NY 10022 SO THAT IT IS RECEIVED BEFORE THE DEADLINE OF 5:00 P.M. (EASTERN) ON                       , 2012.

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